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                                                                   Exhibit 10.35



                      DESCRIPTION OF SEVERANCE AGREEMENT
                             WITH RICHARD J. WALSH



Under the terms of his offer of employment, Mr. Richard Walsh, Vice President of Corporate Development, will be entitled to receive as severance pay six months of salary (increased by an additional month for each year of service, up to a maximum of twelve months) if his employment with CYTOGEN is terminated without cause.